Exhibit 10.42

SHARE ISSUANCE AGREEMENT

This Share Issuance Agreement ("Agreement") is entered into this 6th day of December, 2011, by and between the Tripod Group, LLC ("Purchaser") and Cavitation Technologies, Inc. ("Company").

WHEREAS, the Purchaser and the Company have entered into a back end funding arrangement with respect to $60,000 of debt issued by the Company ; and

WHEREAS, Purchaser agrees that the Company shall have the option to "call" the back end notes issued by the Company through the cancellation of offsetting Purchaser Notes; and

WHEREAS, in exchange for this "call" option being granted to the Company; the Company hereby issues 200,000 shares of Company stock to the Purchaser, to be held in safekeeping by New Venture Attorneys, P.C., and to be released as set forth herein.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

  Issuance of Shares. The Company hereby issues 200,000 shares of Company Common Stock (the "Shares") to the Purchaser. The shares will be held by New Venture Attorneys and released to the Purchaser as set forth below.

  Release of Shares. The Shares will be released to the Purchaser if the Company elects in writing to disallow the conversion of $60,000 in principal of a certain convertible promissory note dated December 6, 2011. If the Company elects to disallow such conversion, then $60,000 of the Company issued note will be cancelled along with an offsetting $60,000 of the Purchaser issued note.

  Misc. This agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

TRIPOD GROUP, LLC	CAVITATION TECHNOLOGIES, INC.
BY: ______________________	BY: /s/Todd Zelek
Title: ______________________	TITLE: CEO